For period ending February 28, 2001

File number 811-4312

Exhibit 77C

PaineWebber National Tax-Free Income Fund
At a Special Meeting of
Shareholders convened on
February 1, 2001, the
shareholders of the
PaineWebber National Tax-Free
Income Fund (National Tax-
Free Fund) approved an
Agreement and Plan of
Reorganization and Termination
that provides for the
reorganization of National Tax-
Free Fund into PACE Municipal
Fixed Income Investments, a
series of PaineWebber PACE
Select Advisors Trust.  The
National Tax-Free Funds shares
were voted as follows with
respect to the transaction:
12,617,999.341 shares were
voted for; 655,106.816 shares
were voted against; and
456,606.712 shares were voted
abstain.  The transaction was
consummated on February 23,
2001. Further information
regarding the circumstances
and details of the transaction is
incorporated herein in response
to this sub-item by reference to
the definitive Combined Proxy
Statement and Prospectus
dated December 28, 2000, filed
with the SEC on December 29,
2000 (Accession Number
0000912057-00-055052; SEC
File No. 333-51572)


For period ending February 28, 2001

File number 811-4312

Exhibit 77D






In November 2000, the
investment policy for
PaineWebber National Tax-Free
Income Fund was revised to
permit investment of up to 15%
of the funds net assets in illiquid
securities (previously, the fund
and the registrants other fund
had been subject to a 10% cap).


For period ending February 28, 2001

File number 811-4312

	Exhibit 77Q1(e)

PaineWebber National Tax-Free Income Fund
INTERIM SUB-ADVISORY CONTRACT
	Agreement made as of October 10, 2000
(Contract) between MITCHELL HUTCHINS
ASSET MANAGEMENT INC., a Delaware
corporation (Mitchell Hutchins), and STANDISH,
AYER & WOOD, INC., a Massachusetts
corporation (Sub-Adviser).
RECITALS
	(1)	Mitchell Hutchins has entered
into an Interim Investment Management and
Administration Agreement, dated October 10,
2000 (Management Agreement), with
PaineWebber Mutual Fund Trust (Trust), an open-
end management investment company registered
under the Investment Company Act of 1940, as
amended (1940 Act), with respect to the series of
the Trust designated as PaineWebber National
Tax-Free Income Fund (Series);
	(2)	Mitchell Hutchins wishes to retain
the Sub-Adviser to furnish certain investment
advisory services to Mitchell Hutchins and the
Series; and
	(3)	The Sub-Adviser is willing to
furnish such services;
	NOW, THEREFORE, in consideration of
the premises and mutual covenants herein
contained, Mitchell Hutchins and the Sub-Adviser
agree as follows:
	1.	Appointment.  Mitchell Hutchins
hereby appoints the Sub-Adviser as an
investment sub-adviser with respect to the Series
for the period and on the terms set forth in this
Contract.  The Sub-Adviser accepts that
appointment and agrees to render the services
herein set forth, for the compensation herein
provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision and
direction of the Trusts Board of Trustees (Board)
and review by Mitchell Hutchins, and any written
guidelines adopted by the Board or Mitchell
Hutchins, the Sub-Adviser will provide a
continuous investment program for all or a
designated portion of the assets (Segment) of the
Series, including investment research and
discretionary management with respect to all
securities and investments and cash equivalents
in the Series or Segment.  The Sub-Adviser will
determine from time to time what investments will
be purchased, retained or sold by the Series or
Segment.  The Sub-Adviser will be responsible for
placing purchase and sell orders for investments
and for other related transactions for the Series or
Segment.  The Sub-Adviser will be responsible
for voting proxies of issuers of securities held by
the Series or Segment.  The Sub-Adviser
understands that the Series assets need to be
managed so as to permit it to qualify or to
continue to qualify as a regulated investment
company under Subchapter M of the Internal
Revenue Code, as amended (Code).  The Sub-
Adviser will provide services under this Contract in
accordance with the Series investment objective,
policies and restrictions as stated in the Trusts
currently effective registration statement under the
1940 Act, and any amendments or supplements
thereto (Registration Statement).
	(b)	The Sub-Adviser agrees that, in
placing orders with brokers, it will obtain the best net result in terms of price and execution;
provided that, on behalf of the Series, the Sub-
Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Series and its other clients and that the total commissions paid by the Series or Segment will be reasonable in relation to the benefits to the

Series over the long term.  In no instance will
portfolio securities be purchased from or sold to
Mitchell Hutchins or the Sub-Adviser, or any
affiliated person thereof, except in accordance
with the federal securities laws and the rules and
regulations thereunder.  The Sub-Adviser may
aggregate sales and purchase orders with respect
to the assets of the Series or Segment with similar
orders being made simultaneously for other
accounts advised by the Sub-Adviser or its
affiliates.  Whenever the Sub-Adviser
simultaneously places orders to purchase or sell
the same security on behalf of the Series and one
or more other accounts advised by the Sub-
Adviser, the orders will be allocated as to price
and amount among all such accounts in a manner
believed to be equitable over time to each
account.  Mitchell Hutchins recognizes that in
some cases this procedure may adversely affect
the results obtained for the Series or Segment.
	(c)	The Sub-Adviser will maintain all
books and records required to be maintained
pursuant to the 1940 Act and the rules and
regulations promulgated thereunder with respect
to transactions by the Sub-Adviser on behalf of
the Series or Segment, and will furnish the Board
and Mitchell Hutchins with such periodic and
special reports as the Board or Mitchell Hutchins
reasonably may request.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act,
the Sub-Adviser hereby agrees that all records
that it maintains for the Series are the property of
the Trust, agrees to preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act any
records that it maintains for the Trust and that are
required to be maintained by Rule 31a-1 under the
1940 Act, and further agrees to surrender
promptly to the Trust any records that it maintains
for the Series upon request by the Trust.
	(d)	At such times as shall be
reasonably requested by the Board or Mitchell
Hutchins, the Sub-Adviser will provide the Board
and Mitchell Hutchins with economic and
investment analyses and reports as well as
quarterly reports setting forth the performance of
the Series or Segment and make available to the
Board and Mitchell Hutchins any economic,
statistical and investment services that the Sub-
Adviser normally makes available to its
institutional or other customers.
	(e)	In accordance with procedures
adopted by the Board, as amended from time to
time, the Sub-Adviser is responsible for assisting
in the fair valuation of all portfolio securities in the
Series or Segment and will use its reasonable
efforts to arrange for the provision of a price from
one or more parties independent of the Sub-
Adviser for each portfolio security for which the
custodian does not obtain prices in the ordinary
course of business from an automated pricing
service.
	3.	Further Duties.  In all matters
relating to the performance of this Contract, the
Sub-Adviser will act in conformity with the Trusts
Trust Instrument, ByLaws and Registration
Statement and with the written instructions and
written directions of the Board and Mitchell
Hutchins; and will comply with the requirements of
the 1940 Act and the Investment Advisers Act of
1940, as amended (Advisers Act) and the rules
under each, Subchapter M of the Internal
Revenue Code (Code), as applicable to regulated
investment companies; and all other federal and
state laws and regulations applicable to the Trust
and the Series.  Mitchell Hutchins agrees to
provide to the Sub-Adviser copies of the Trusts
Trust Instrument, ByLaws, Registration
Statement, written instructions and directions of
the Board and Mitchell Hutchins, and any
amendments or supplements to any of these
materials as soon as practicable after such
materials become available; and further agrees to
identify to the Sub-Adviser in writing any broker
dealers that are affiliated with Mitchell Hutchins
(other than PaineWebber Incorporated and
Mitchell Hutchins itself).
	4.	Expenses.  During the term of
this Contract, the Sub-Adviser will bear all
expenses incurred by it in connection with its
services under this Contract.  The Sub Adviser
shall not be responsible for any expenses incurred
by the Trust, the Series or Mitchell Hutchins.
	5.	Compensation.
	(a)	For the services provided and
the expenses assumed by the Sub Adviser
pursuant to this Contract, Mitchell Hutchins, not the Series, will pay to the Sub Adviser a sub advisory fee, computed daily and paid monthly, at an annual rate of 0.20% of the average daily net assets of the Series or Segment (computed in the manner specified in the Management
Agreement) up to and including $60 million and 0.15% of such assets in excess of $60 million and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of assets of the Series within the Sub Advisers
Segment.

	b)	The fee shall be accrued daily
and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.






	(c)	If this Contract becomes effective
or terminates before the end of any month, the fee
for the period from the effective date to the end of
the month or from the beginning of such month to
the date of termination, as the case may be, shall
be pro-rated according to the proportion that such
period bears to the full month in which such
effectiveness or termination occurs.
	6.	Limitation of Liability.
	(a)	The Sub-Adviser shall not be
liable for any error of judgment or mistake of law
or for any loss suffered by the Series, the Trust, its
shareholders or by Mitchell Hutchins in connection
with the matters to which this Contract relates,
except a loss resulting from willful misfeasance,
bad faith or gross negligence on its part in the
performance of its duties or from reckless
disregard by it of its obligations and duties under
this Contract.
	(b)	In no event will the Sub Adviser
have any responsibilities for any other series of
the Trust, for any portion of the Series
investments not managed by the Sub Adviser or
for the acts or omissions of any other sub adviser
to the Trust or Series, the Trusts custodian,
administrator, distributor or any broker-dealer
selected with due care by the Sub Adviser to
effect transactions for the Series.
		In particular, in the event the
Sub-Adviser shall manage only a portion of the
Series investments, the Sub-Adviser shall have no
responsibility for the Series being in violation of
any applicable law or regulation or investment
policy or restriction applicable to the Series as a
whole or for the Series  failing to qualify as a
regulated investment company under the Code, if
the securities and other holdings of the Segment
managed by the Sub Adviser are such that such
Segment would not be in such violation or fail to
so qualify if such segment were deemed a
separate series of the Trust or a separate
regulated investment company under the Code.
		Nothing in this section shall be
deemed a limitation or waiver of any obligation or
duty that may not by law be limited or waived.
	7.	Representations of Sub-Adviser.
The Sub-Adviser represents, warrants and agrees
as follows:
	(a)	The Sub-Adviser (i) is registered
as an investment adviser under the Advisers Act
and will continue to be so registered for so long as
this Contract remains in effect; (ii) is not prohibited
by the 1940 Act or the Advisers Act from
performing the services contemplated by this
Contract; (iii) has met and will seek to continue to
meet for so long as this Contract remains in
effect, any other applicable federal or state
requirements, or the applicable requirements of
any regulatory or industry self regulatory agency
necessary to be met in order to perform the
services contemplated by this Contract; (iv) has
the authority to enter into and perform the services
contemplated by this Contract; and (v) will
promptly notify Mitchell Hutchins of the occurrence
of any event that would disqualify the Sub Adviser
from serving as an investment adviser of an
investment company pursuant to Section 9(a) of
the 1940 Act or otherwise.
	(b)	The Sub-Adviser has adopted a
written code of ethics and appropriate procedures
complying with the requirements of Rule 17j-1
under the 1940 Act and will provide Mitchell
Hutchins and the Board with a copy of such code
of ethics, together with evidence of its adoption.
Within fifteen days of the end of the last calendar
quarter of each year that this Contract is in effect,
the president or a vice president of the Sub-
Adviser shall certify to Mitchell Hutchins that the
Sub-Adviser has complied with the requirements
of Rule 17j-1 during the previous year and that
there has been no material violation of the Sub-
Adviser s code of ethics or, if such a violation has
occurred, that appropriate action was taken in
response to such violation.  Upon the written
request of Mitchell Hutchins, the Sub-Adviser shall
permit Mitchell Hutchins, its employees or its
agents to examine the reports required to be
made by the Sub-Adviser pursuant to Rule 17j-1
and all other records relevant to the Sub-Advisers
code of ethics.
	(c)	The Sub-Adviser has provided
Mitchell Hutchins with a copy of its Form ADV, as
most recently filed with the Securities and
Exchange Commission (SEC) and promptly will
furnish a copy of all amendments to Mitchell
Hutchins at least annually.
	(d)	The Sub-Adviser will notify
Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Series or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.

	(e)	The Sub-Adviser agrees that
neither it, nor any of its affiliates, will in any way
refer directly or indirectly to its relationship with the
Series, the Trust, Mitchell Hutchins or any of their
respective affiliates in offering, marketing or other
promotional materials without the prior express
written consent of Mitchell Hutchins.
8.  	Services Not Exclusive.  The
services furnished by the Sub-Adviser hereunder
are not to be deemed exclusive and the Sub-
Adviser shall be free to furnish similar services to
others so long as its services under this Contract
are not impaired thereby or unless otherwise
agreed to by the parties hereunder in writing.
Nothing in this Contract shall limit or restrict the
right of any trustee, director, officer or employee of
the Sub-Adviser, who may also be a Trustee,
officer or employee of the Trust, to engage in any
other business or to devote his or her time and
attention in part to the management or other
aspects of any other business, whether of a
similar nature or a dissimilar nature.
	9.	Duration and Termination.
	(a)	This Contract shall become
effective upon the day and year first written
above, provided that this Contract has been
approved for the Series by a vote of a majority of
those Trustees of the Trust who are not parties
to this Contract or interested persons of any
such party (Independent Trustees) cast at a
meeting called for the purpose of voting on such
approval and in which the Trustees may
participate by any means of communication that
allows all Trustees participating to hear each
other simultaneously during the meeting.
	(b)	Unless sooner terminated as
provided herein, this Contract shall continue in
effect for a period of 150 days after the day and
year first above written.
	(c)	Notwithstanding the foregoing,
with respect to the Series, this Contract may be
terminated at any time, without the payment of
any penalty, by vote of the Board or by a vote of
a majority of the outstanding voting securities of
the Series on ten days written notice to the Sub-
Adviser and may be terminated by the Sub-
Adviser at any time, without the payment of any
penalty, on sixty days written notice to Mitchell
Hutchins.  The Contract may also be terminated,
without payment of penalty, by Mitchell Hutchins
(i) upon material breach by the Sub-Adviser of
any of the representations and warranties set
forth in Paragraph 7 of this Contract, if such
breach shall not have been cured within a 20 day
period after notice of such breach or (ii) if, in the
reasonable judgment of Mitchell Hutchins, the
Sub-Adviser becomes unable to discharge its
duties and obligations under this Contract,
including circumstances such as financial
insolvency of the Sub-Adviser or other
circumstances that could adversely affect the
Series.
	10.	Amendment of this Contract.  No
provision of this Contract may be changed,
waived, discharged or terminated orally, but only
by an instrument in writing signed by the party
against whom enforcement of the change, waiver,
discharge or termination is sought.  No
amendment of this Contract as to the Series shall
be effective until approved by vote of the
Independent Trustees or a majority of the Series
outstanding voting securities.
	11.	Governing Law.  This Contract
shall be construed in accordance with the 1940
Act and the laws of the State of New York, without
giving effect to the conflicts of laws principles
thereof. To the extent that the applicable laws of
the State of New York conflict with the applicable
provisions of the 1940 Act, the latter shall control.
	12.	Miscellaneous.  The captions in
this Contract are included for convenience of
reference only and in no way define or delimit any
of the provisions hereof or otherwise affect their
construction or effect.  If any provision of this
Contract shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder
of this Contract shall not be affected thereby.  This
Contract shall be binding upon and shall inure to
the benefit of the parties hereto and their
respective successors.  As used in this Contract,
the terms majority of the outstanding voting
securities, affiliated person,  interested person,
assignment, broker, investment adviser, net
assets, sale, sell and security shall have the same
meaning as such terms have in the 1940 Act,
subject to such exemption as may be granted by
the SEC by any rule, regulation or order.  Where
the effect of a requirement of the federal
securities laws reflected in any provision of this
Contract is made less restrictive by a rule,
regulation or order of the SEC, whether of special
or general application, such provision shall be
deemed to incorporate the effect of such rule,
regulation or order.  This Contract may be signed
in counterpart.
	13.	Notices.  Any notice herein
required is to be in writing and is deemed to have been given to the Sub-Adviser or Mitchell
Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. ODonnell, Deputy
General Counsel.  All notices provided to the Sub-
Adviser will be sent to the attention of Beverly E.
Banfeld, Compliance Officer.

	IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/ Keith A. Weller
	Name:  Keith A. Weller
	Title:  First Vice President
By:	/s/ Dianne E. O Donnell
	Name:  Dianne E. O Donnell
	Title:  Deputy General Counsel





Attest:

STANDISH, AYER & WOOD, INC.
One Financial Center
Boston, Massachusetts 02111
By:	/s/ Diostenes Medina
	Name:  Diostenes Medina
	Title:  Compliance Officer
By:	/s/ George W. Noyes
	Name:  George W. Noyes
	Title:  Vice Chairman




For period ending February 28, 2001

File number 811-4312	Exhibit 77Q1(e)

PaineWebber National Tax-Free Income Fund
INTERIM INVESTMENT MANAGEMENT AND
ADMINISTRATION CONTRACT
Contract made as of October 10, 2000,
between PAINEWEBBER MUTUAL FUND
TRUST, a Massachusetts business trust (Trust),
and MITCHELL HUTCHINS ASSET
MANAGEMENT INC. (Mitchell Hutchins), a
Delaware corporation registered as an
investment adviser under the Investment
Advisers Act of 1940, as amended (Advisers
Act), and as a broker-dealer under the Securities
Exchange Act of 1934, as amended (1934 Act);
WHEREAS the Trust is registered under
the Investment Company Act of 1940, as
amended (1940 Act), as an open-end
management investment company, and is
authorized to offer for public sale distinct series
of shares of beneficial interest; and
WHEREAS the Trust desires and
intends to have one or more investment advisers
(Sub-Advisers) provide investment advisory and
portfolio management services with respect to
the series of shares of beneficial interest of the
Trust designated as PaineWebber National Tax-
Free Income Fund (Series); and
WHEREAS the Trust desires to retain
Mitchell Hutchins as investment manager and
administrator to furnish certain administrative
and portfolio management services to the Trust
with respect to the Series, and Mitchell Hutchins
is willing to furnish such services;
NOW, THEREFORE, in consideration of
the premises and mutual covenants herein
contained, it is agreed between the parties
hereto as follows:
1.	Appointment. The Trust hereby
appoints Mitchell Hutchins as investment
manager and administrator of the Trust and the
Series for the period and on the terms set forth
in this Contract.  Mitchell Hutchins accepts such
appointment and agrees to render the services
herein set forth, for the compensation herein
provided.
2. 	Duties as Investment Manager;
Appointment of Sub-Advisers
	(a)	Subject to the oversight and
direction of the Trusts Board of Trustees
(Board), Mitchell Hutchins will provide to the Trust investment management evaluation services principally by performing initial reviews of prospective Sub-Advisers for the Series and supervising and monitoring performance of the Sub-Advisers thereafter. Mitchell Hutchins agrees to report to the Trust the results of its evaluation, supervision and monitoring functions and to keep certain books and records of the Trust in connection therewith. Mitchell Hutchins further agrees to communicate performance expectations and evaluations to the Sub-
Advisers, and to recommend to the Trust
whether agreements with Sub-Advisers should be renewed, modified or terminated.

	(b)	Mitchell Hutchins is responsible
for informing the Sub-Advisers of the investment objective(s), policies and restrictions of the Series, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Adviser with respect to the Series, and for monitoring the Sub-Advisers discharge of their duties; but Mitchell Hutchins is not responsible for the specific actions (or inactions) of a Sub-Adviser in the performance of the duties assigned to it.

	c)	With respect to each Sub-
Adviser for the Series, Mitchell Hutchins shall enter into an agreement (Sub-Advisory
Agreement) with the Sub-Adviser in substantially the form previously approved by the Board.

(d)	Mitchell Hutchins shall be
responsible for the fees payable to and shall pay the Sub-Adviser of the Series the fee as specified in the Sub-Advisory Agreement relating thereto.

3.	Duties as Administrator.
Mitchell Hutchins will administer the affairs of the
Trust and Series subject to the oversight and
direction of the Board and the following
understandings:
(a)	Mitchell Hutchins will supervise
all aspects of the operations of the Trust and the
Series, including oversight of transfer agency,
custodial and accounting services, except as
hereinafter set forth; provided, however, that
nothing herein contained shall be deemed to
relieve or deprive the Board of its responsibility
for and control of the conduct of the affairs of the
Trust and the Series.
(b) 	Mitchell Hutchins will provide the
Trust and the Series with such corporate,
administrative and clerical personnel  (including
officers of the Trust) and services as are
reasonably deemed necessary or advisable by
the Board, including the maintenance of certain
books and records of the Trust and Series.
(c)	Mitchell Hutchins will arrange,
but not pay, for the periodic preparation,
updating, filing and dissemination (as applicable)
of the Trusts Registration Statement, proxy
material, tax returns and required reports to
shareholders of the Series and the Securities
and Exchange Commission and other
appropriate federal or state regulatory
authorities.
(d) 	Mitchell Hutchins will provide the
Trust and the Series with, or obtain for it,
adequate office space and all necessary office
equipment and services, including telephone
service, heat, utilities, stationery supplies and
similar items.
(e) 	Mitchell Hutchins will provide the
Board on a regular basis with economic and
investment analyses and reports and make
available to the Board upon request any
economic, statistical and investment services
normally available to institutional or other
customers of Mitchell Hutchins.
4.	Further Duties. In all matters
relating to the performance of this Contract,
Mitchell Hutchins will act in conformity with the
Declaration of Trust, By-Laws and the currently
effective registration statement of the Trust and
any amendments or supplements thereto
(Registration Statement) and with the
instructions and directions of the Board and will
comply with the requirements of the 1940 Act,
the Advisers Act, and the rules under each, and
all other applicable federal and state laws and
regulations.
5.	Services Not Exclusive. The
services furnished by Mitchell Hutchins
hereunder are not to be deemed exclusive and
Mitchell Hutchins shall be free to furnish similar
services to others so long as its services under
this Contract are not impaired thereby.  Nothing
in this Contract shall limit or restrict the right of
any director, officer or employee of Mitchell
Hutchins, who may also be a Trustee, officer or
employee of the Trust, to engage in any other
business or to devote his or her time and
attention in part to the management or other
aspects of any other business, whether of a
similar nature or a dissimilar nature.
6. 	Expenses.
(a)	During the term of this Contract,
the Series will bear all expenses, not specifically
assumed by Mitchell Hutchins, incurred in its
operations and the offering of its shares.
(b) 	Expenses borne by the Series
will include but not be limited to the following:
(i) the cost (including brokerage commissions) of securities purchased or sold by the Series and any losses incurred in connection therewith;
(ii) fees payable to and expenses incurred on behalf of the Series by Mitchell Hutchins under this Contract; (iii) filing fees and expenses relating to the registrations and qualification of the Series shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (iv) fees and salaries payable to the Trusts Trustees and officers who are not interested persons of the Trust or Mitchell Hutchins; (v) all expenses incurred in connection with the Trustees services, including travel expenses; (vi) taxes
(including any income or franchise taxes) and governmental fees; (vii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (viii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or the Series for violation of any law; (ix) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust; (x) charges of custodians, transfer agents and other agents;
(xi) costs of preparing share certificates;
(xii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiii) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of
actions, suits or proceedings to which the Trust
is a party and the expenses the Trust may incur
as a result of its legal obligation to provide
indemnification to its officers, Trustees, agents
and shareholders) incurred by the Trust or the
Series; (xv) fees, voluntary assessments and
other expenses incurred in connection with
membership in investment company
organizations; (xvi) costs of mailing and
tabulating proxies and costs of meetings of
shareholders, the Board and any committees
thereof; (xvii) the cost of investment company
literature and other publications provided by the
Trust to its Trustees and officers; (xviii) costs of
mailing, stationery and communications
equipment; (xix) expenses incident to any
dividend, withdrawal or redemption options;
(xx) charges and expenses of any outside
pricing service used to value portfolio securities;
(xxi) interest on borrowings of the Trust; and
(xxii) fees or expenses related to license
agreements with respect to securities indices.
(c) 	The Trust or the Series may pay
directly any expenses incurred by it in its normal
operations and, if any such payment is
consented to by Mitchell Hutchins and
acknowledged as otherwise payable by Mitchell
Hutchins pursuant to this Contract, the Series
may reduce the fee payable to Mitchell Hutchins
pursuant to Paragraph 7 thereof by such
amount. To the extent that such deductions
exceed the fee payable to Mitchell Hutchins on
any monthly payment date, such excess shall be
carried forward and deducted in the same
manner from the fee payable on succeeding
monthly payment dates.
(d) 	Mitchell Hutchins will assume
the cost of any compensation for services
provided to the Trust received by the officers of
the Trust and by those Trustees who are
interested persons of the Trust.
(e) 	The payment or assumption by
Mitchell Hutchins of any expenses of the Trust or
the Series that Mitchell Hutchins is not required
by this Contract to pay or assume shall not
obligate Mitchell Hutchins to pay or assume the
same or any similar expense of the Trust or the
Series on any subsequent occasion.
7. 	Compensation.
(a)	 For the services provided and
the expenses assumed pursuant to this
Contract, with respect to the Series, the Trust
will pay to Mitchell Hutchins a fee, computed
daily and paid monthly, at an annual rate of
0.50%, expressed as a percentage of average
daily net assets of the Series.
(b)	The fee shall be computed daily
and paid monthly to Mitchell Hutchins on or
before the first business day of the next
succeeding calendar month.
(c)	If this Contract becomes
effective or terminates before the end of any
month, the fee for the period from the effective
day to the end of the month or from the
beginning of such month to the date of
termination, as the case may be, shall be
prorated according to the proportion which such
period bears to the full month in which such
effectiveness or termination occurs.
8.	Limitation of Liability of Mitchell
Hutchins.  Mitchell Hutchins and its officers,
directors, employees and delegates, including
any Sub-Adviser to the Series, shall not be liable
for any error of judgment or mistake of law or for
any loss suffered by the Trust, the Series or any
of its shareholders, in connection with the
matters to which this Contract relates, except to
the extent that such a loss results from willful
misfeasance, bad faith or gross negligence on
its part in the performance of its duties or from
reckless disregard by it of its obligations and
duties under this Contract.  Any person, even
though also an officer, director, employee, or
agent of Mitchell Hutchins, who may be or
become an officer, Trustee, employee or agent
of the Trust shall be deemed, when rendering
services to the Series or the Trust or acting with
respect to any business of the Series or the
Trust, to be rendering such service to or acting
solely for the Series or the Trust and not as an
officer, director, employee, or agent or one under
the control or direction of Mitchell Hutchins even
though paid by it.
	9.	Limitation of Liability of the
Trustees and Shareholders of the Trust.  The
Trustees of the Trust and the shareholders of the Series shall not be liable for any obligations of the Series or the Trust under this Agreement and Mitchell Hutchins agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.

10. 	Duration and Termination.
	(a)	This Contract shall become
effective for the Series upon the day and year first written above, provided that this Contract has been approved for the Series by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party cast at a meeting called for the purpose of voting on such approval and in which the Trustees may participate by any means of communication that allows all Trustees participating to hear each other simultaneously during the meeting.

	(b)	Unless sooner terminated as
provided herein, this Contract shall continue in effect for the Series for a period of 150 days after the day and year first above written.

(c)	Notwithstanding the foregoing,
with respect to the Series, this Contract may be
terminated at any time, without the payment of
any penalty, by vote of the Board or by a vote of
a majority of the outstanding voting securities of
the Series on ten days written notice to Mitchell
Hutchins and may be terminated by Mitchell
Hutchins at any time, without the payment of any
penalty, on sixty days  written notice to the Trust.
Termination of this Contract with respect to the
Series shall in no way affect the continued
validity of this Contract.
11.	Amendment of this Contract.
No provision of this Contract may be changed,
waived, discharged or terminated orally, but only
by an instrument in writing signed by the party
against which enforcement of the change,
waiver, discharge or termination is sought, and
no amendment of this contract as to the Series
shall be effective until approved by vote of the
Independent Trustees or a majority of the Series
outstanding voting securities.
12.	Governing Law.  This Contract
shall be construed in accordance with the laws
of the State of New York, without giving effect to
the conflicts of laws principles thereof, and in
accordance with the 1940 Act, provided,
however, that section 9 above will be construed
in accordance with the laws of the
Commonwealth of Massachusetts.  To the
extent that the applicable laws of the State of
New York or the Commonwealth of
Massachusetts conflict with the applicable
provisions of the 1940 Act, the latter shall
control.
13.	Miscellaneous.  The captions in
this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser national securities exchange, net assets, prospectus, sale sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


PAINEWEBBER MUTUAL FUND TRUST
Attest:  	/s/ Cristina Paradiso
            Assistant Secretary
By  /s/ Dianne E. O Donnell
Name:  Dianne E. O Donnell
Title:  Vice President and Secretary

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:  	/s/ Keith A. Weller
            First Vice President and
            Associate General Counsel
By  /s/ Amy R. Doberman
Name:  Amy R. Doberman
Title:  Senior Vice President and General Counsel


		PaineWebber Mutual Fund Trust
3

7

DC-232660.01